Exhibit 99.1

Instinet Group

Media Release

Investor Contact

Lisa Kampf

Instinet Group Incorporated

212 231 5022

lisa.kampf@instinet.com

Media Contact

Stephen Austin

Instinet Group Incorporated

212 231 5331

stephen.austin@instinet.com

INSTINET GROUP ANNOUNCES FOURTH QUARTER AND 2004 EARNINGS

NEW YORK, February 4, 2005 -- Instinet Group Incorporated (Nasdaq: INGP) today announced net income of $19 million or $0.06 per share for the fourth quarter of 2004 compared to a net loss of $38 million or $(0.12) per share for the fourth quarter of 2003 and net income of $8 million or $0.02 per share for the third quarter of 2004. The fourth quarter 2004 results included an $11 million investment gain, partially offset by $7 million in severance expense and net fixed asset expenses of $1 million. Excluding these items and the related tax effect, pro forma net income for the fourth quarter of 2004 was $15 million, or $0.04 per share compared to pro forma net income of $5 million or $0.01 per share for the fourth quarter of 2003 and pro forma net income of $4 million, or $0.01 per share for the third quarter of 2004.

For the year ended December 31, 2004, net income was $54 million, or $0.16 per share, compared to a net loss of $74 million or $(0.22) per share for the year ended December 31, 2003. Excluding severance charges, investment gains and losses, contractual settlements, insurance recoveries and net fixed asset expenses, pro forma operating earnings per share for 2004 was $0.12 compared to $0.00 in 2003. (1)

Edward J. Nicoll, Chief Executive Officer of Instinet Group, commented, "This quarter, Instinet Group posted its fourth consecutive quarter of profitability, and for the first time since 2001, Instinet Group recognized a full year profit. Instinet Group's businesses now have a cohesive strategy, talented and focused management teams, technologically sophisticated products and services, and customer-facing teams dedicated to offering the best service in the industry. While our profitability is a significant achievement given the competitive pressures of our industry, we remain committed to bringing down our fixed costs throughout the coming year."

Financial Performance

Instinet Group

Revenues

Total consolidated revenues for Instinet Group, net of interest, were $290 million for the fourth quarter of 2004, down 5% from the fourth quarter of 2003 and up 7% from the third quarter 2004.

Expenses

Total expenses for the fourth quarter of 2004 were $266 million, down 26% from the fourth quarter of 2003 and up 2% from the third quarter of 2004. The decrease compared to the fourth quarter of 2003 was due to lower communications and equipment, depreciation and amortization, marketing and business development and occupancy expenses partially offset by an increase in compensation and benefits expense.

Cost of revenues was $170 million, 6% higher than the third quarter of 2004 primarily due to higher transaction volumes.

During the fourth quarter of 2004 the company began classifying transaction related regulatory fees as an expense in brokerage, clearing and exchange fees. These fees had previously been recorded as a reduction of the corresponding transaction revenue and shown on a net basis. For the three months ended December 31, 2004, September 30, 2004 and December 31, 2003 these regulatory fees totaled $11 million, $10 million and $21 million, respectively. For the years ended December 31, 2004 and 2003, the regulatory fee expenses were $53 million and $61 million, respectively.

Direct expenses were $107 million for the fourth quarter of 2004, up 4% from the third quarter of 2004.

  Compensation and benefits expense was $59 million in the fourth quarter of 2004 up 26% from the previous quarter primarily due to $7 million of severance costs and higher variable compensation, associated with higher profitability and higher revenues.
  Communications and equipment expense was $15 million, down 22% from the previous quarter, primarily due to lower client communication and market data expenses.
  Depreciation and amortization expense was $13 million, down 2% from the previous quarter. The fourth quarter of 2004 included $7 million of accelerated depreciation expense related to the retirement of furniture and equipment, partially offset by a $6 million reduction in amortization due to an adjustment of the estimated useful lives of leasehold improvements.
  Other expense was $1 million, down $4 million from the previous quarter, primarily due to recoveries of aged customer receivables.

Balance Sheet

At December 31, 2004, Instinet Group had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $956 million, up $181 million from $775 million at December 31, 2003. At December 31, 2004, total assets were approximately $1.7 billion and shareholders' equity was approximately $1.1 billion. There were approximately 334 million shares of common stock outstanding as of December 31, 2004. On December 31, 2004, Instinet Group's total headcount was 1,000 compared to 1,081 on September 30, 2004. Headcount at December 31, 2004 included 824 employees from Instinet, 77 employees from INET and 99 employees from Instinet Group.

Business Segments

Instinet, The Unconflicted Institutional Broker
  Instinet reported net income before income taxes of $1 million for the fourth quarter of 2004, compared to $1 million in the third quarter of 2004. Fourth quarter 2004 results included $6 million of severance charges and $1 million of net fixed asset expenses.
  Total revenues, net of interest, were $175 million, 2% higher than the third quarter of 2004, primarily due to higher U.S. and non-U.S. equity market volumes, partially offset by lower revenue capture per share.
  Instinet's customers traded an average of 108 million U.S. shares a day in the fourth quarter of 2004, up 14% from 95 million shares a day during the third quarter of 2004. Average daily consideration in non-U.S. equities for the fourth quarter of 2004 was $742 million, a 9% increase from the third quarter of 2004.
  Cost of revenues as a percentage of total transaction fees was 50% in the fourth quarter of 2004 compared to 51% in the third quarter of 2004.
  Gross margin of $88 million for the fourth quarter of 2004, was $1 million, or 1%, higher than the third quarter of 2004.
  Direct expenses of $87 million for the fourth quarter of 2004 were up $1 million, or 1%, from the third quarter of 2004.

Business Highlights

In January 2005, Instinet introduced the only smart order-routing service in the European markets for European equity securities. This service will be initially available for Dutch equities which trade concurrently on Euronext Amsterdam, the London Stock Exchange and on Instinet's CBX.

INET, The electronic marketplace

  INET reported net income before income taxes of $12 million for the fourth quarter of 2004, up $6 million from the third quarter of 2004.
  Total revenues, net of interest, were $121 million, 16% higher than the previous quarter primarily due to higher U.S. market volumes and higher market data revenue in the fourth quarter of 2004.
  INET reported NASDAQ-listed average matched equity share volume of 469 million shares per day in the fourth quarter of 2004, up 17% from the previous quarter. INET's share of the total market in NASDAQ-listed equity trading was 24.6% in the fourth quarter of 2004, down from 26.0% in the previous quarter.
  INET reported U.S. exchange-listed average matched equity share volume of 73 million shares per day in the fourth quarter of 2004, up from 72 million in previous quarter. INET's share of the total market in U.S. exchange-listed equity trading was 3.4% in the fourth quarter of 2004, down from 3.9% in the previous quarter.
  Cost of revenues as a percentage of total transaction fees was 74% in the fourth quarter of 2004 compared to 79% in the third quarter of 2004.
  Gross margin was $32 million for the fourth quarter of 2004, 40% higher than the previous quarter.
  Direct expenses of $20 million for the fourth quarter of 2004 were up 15% from the third quarter of 2004.

Business Highlights

INET has recently developed its own routing technology, known as RASH (routing and special handling) which is expected to be substantially launched by the end of the second quarter of 2005. Once fully launched, RASH will enable INET to be fully independent of Instinet's routing technology.

Webcast

Instinet Group will webcast a conference call to discuss its fourth quarter results at 9:00 a.m. New York time on February 4th at http://www.investor.instinetgroup.com. A replay will be available at the same address following the call.

About Instinet Group

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Unconflicted Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

  Instinet, The Unconflicted Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds. Lynch, Jones & Ryan, Inc., Instinet Group's commission recapture subsidiary is also a part of Instinet.
  INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

# # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

©2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC (branded Instinet, The Unconflicted Institutional Broker), member NASD/SIPC; Inet ATS, Inc. (branded INET, The electronic marketplace), member NASD/NSX/SIPC; Lynch, Jones & Ryan, Inc., member NASD/SIPC; are subsidiaries of Instinet Group Incorporated which is part of the Reuters family of companies.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and other documents filed with the SEC and available on the Company's website at www.investor.instinetgroup.com.

Instinet Group Incorporated
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
	2004	2004	2003	2004	2003
Revenue
Transaction fees	$ 286,158	$ 267,541	$ 300,560	$ 1,172,805	$ 1,140,310

Interest income	4,930	3,934	5,899	17,534	23,828
Interest expense	(961)	(756)	(2,283)	(3,585)	(7,737)
Interest income, net	3,969	3,178	3,616	13,949	16,091

Total revenues, net	290,127	270,719	304,176	1,186,754	1,156,401

Cost of Revenues
Soft dollar and commission recapture	51,311	50,044	58,817	214,558	212,373
Broker-dealer rebates	67,150	59,859	54,507	257,544	217,109
Brokerage, clearing and exchange fees	51,483	51,085	58,127	221,883	201,558
Total cost of revenues	169,944	160,988	171,451	693,985	631,040

Gross margin	120,183	109,731	132,725	492,769	525,361

Direct Expenses
Compensation and benefits	58,540	46,460	51,079	220,377	227,262
Communications and equipment	14,722	18,894	20,890	72,208	108,144
Depreciation and amortization	12,705	12,912	18,500	56,509	88,516
Occupancy	8,672	9,170	12,122	36,409	54,322
Professional fees	8,856	7,406	8,611	29,451	27,916
Marketing and business development	2,586	3,522	7,483	14,732	16,702
Other	1,382	5,085	2,300	12,173	18,841
Total direct expenses	107,463	103,449	120,985	441,859	541,703

Restructuring	-	-	59,497	-	59,497
Goodwill and intangible asset impairment	-	-	21,668	-	21,668
Contractual settlement	-	-	-	(7,250)	-
Investments	(11,006)	(4,031)	(10,268)	(19,711)	9,236
Insurance recovery	-	-	(2,492)	(5,116)	(10,481)
Total expenses	266,401	260,406	360,841	1,103,767	1,252,663

Income (loss) from operations before income taxes	23,726	10,313	(56,665)	82,987	(96,262)
Income tax provision (benefit)	4,987	2,656	(18,331)	29,335	(22,454)
Net income (loss)	$ 18,739	$ 7,657	$ (38,334)	$ 53,652	$ (73,808)

EARNINGS (LOSS) PER SHARE
Basic EPS	$ 0.06	$ 0.02	$ (0.12)	$ 0.16	$ (0.22)
Diluted EPS	$ 0.06	$ 0.02	$ (0.12)	$ 0.16	$ (0.22)

Weighted average shares outstanding - basic	334,102	333,575	330,937	332,810	330,859
Weighted average shares outstanding - diluted	336,370	335,474	330,937	335,267	330,859

Instinet Group Incorporated
Operating Data
(Unaudited)
		Three Months Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
		2004	2004	2004	2004	2003	2003	2003	2003
U.S. Market
	Trade Days	64	64	62	62	64	64	63	61

	Average daily NASDAQ-listed equity share volume (millions)	1,865	1,542	1,735	2,030	1,757	1,730	1,788	1,459
	Average daily U.S. exchange-listed equity share volume (millions)	2,119	1,853	2,072	2,262	1,920	1,884	2,012	1,894
	Average daily U.S. equity share volume (millions)	3,984	3,395	3,807	4,292	3,677	3,614	3,800	3,353

	Total U.S. equity share volume (millions)	254,969	217,305	236,023	266,109	235,306	231,311	239,387	204,545

Instinet, the Unconflicted Institutional Broker
	A. U.S. Equities [1]

	Our total average daily volume (million shares)	108	95	102	112	108	99	96	90
	Our share of total market	2.7%	2.8%	2.7%	2.6%	2.9%	2.7%	2.5%	2.7%

	Our average daily volume (million shares) - Institutional and Crossing	79	70	78	90	84	78	79	76
	Average amount charged to client per share (cents per share) [2] - Institutional and Crossing	1.39	1.53	1.50	1.50	1.47	1.52	1.57	1.52

	Our average daily volume (million shares) - Institutional Correspondents	29	25	24	22	24	21	17	14
	Average amount charged to client per share (cents per share) [2] - Institutional Correspondents	0.06	0.06	0.08	0.11	0.09	0.11	0.09	0.05

	B. Non-US Equities [3]
	Our average daily consideration (millions)	$742	$678	$896	$932	$609	$649	$666	$783
	Average basis points charged to client per consideration traded	5.3	5.4	5.1	5.3	5.9	6.2	5.7	5.1

INET, the Electronic Marketplace
	A. Our Matched Average Daily Volume [4]

	Our NASDAQ-listed equity share volume (million shares)	469	401	433	508	414	413	465	402
	Our share of total market	24.6%	26.0%	25.0%	25.0%	23.6%	23.8%	26.0%	27.5%

	Our U.S. exchange-listed equity share volume (million shares)	73	72	71	62	52	47	52	56
	Our share of total market	3.4%	3.9%	3.4%	2.8%	2.7%	2.5%	2.6%	3.0%

	Our total U.S. equity share volume (million shares)	534	472	504	570	466	460	517	458
	Our share of total market	13.2%	13.9%	13.2%	13.3%	12.7%	12.7%	13.6%	13.6%

	B. Our Routed Average Daily Volume (million shares) [5]	119	115	115	91	65	30	28	21

Headcount [6]		1,000	1,081	1,090	1,126	1,210	1,259	1,311	1,428

1

Instinet average daily U.S. equity share volume is counted as the sum of our customers' share volume per side related to a trade. For example a matched trade where one customer buys 100 shares and the other sells 100 shares is counted as 200 shares; if the buy or sell order were routed out, we would count 100 shares on the customer side.

Institutional and Crossing comprise of certain U.S. buy-side clients, all of the clients of Lynch, Jones & Ryan and our international business. They include fund managers, pension plans, hedge funds and other clients. Crossing includes order flow from both buy-side and sell-side clients who execute though our after hours cross. Institutional Correspondents represent our direct market access U.S. buy-side clients.

2	The amount charged per share is the average cents per share charged net of soft dollar and commission recapture expenses.
3	Commissions on international transactions are presented as basis points (one hundred of one percent) of the total value (consideration) of the transaction.
4

In computing our U.S. share volume for INET in either NASDAQ-listed or U.S. exchange-listed equities, we count the customer share volume on one side of the matched trade. Matched volume reflects transactions where the buyer and seller are matched on INET.

For example, where a customer sells 100 shares to another customer as a matched trade, we count 100 shares. INET share volume includes transactions sent to it by Instinet, the Institutional Broker and prior quarters have been recalculated to include this volume.

In computing our total market share, our numerator share volume is counted as described above for each market where we disclose a market share statistic. The denominator for NASDAQ market share is total NASDAQ share volume as published by NASDAQ. For U.S. exchange-listed market share, the denominator is the total share volume of U.S. listed markets obtained from a widely recognized market data vendor. Listed markets include the New York Stock Exchange, American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, National Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange. Historical amounts may be restated due to updates of volume information from these sources.

5	Routed volume reflects transactions where the trade was not matched on INET.
6	Instinet Group headcount is as of the end of the reporting period.

Instinet Group Incorporated
Consolidated Statement of Operations - Three Months Ended December 31, 2004
(In thousands)
(Unaudited)
	Three Months Ended December 31, 2004
	Instinet	INET	Eliminations	Corporate	Total
Revenue
Transaction fees	$ 171,632	$ 120,153	$ (5,627)	$ -	$ 286,158

Interest income, net	3,081	512	-	376	3,969
Total revenue, net	174,713	120,665	(5,627)	376	290,127

Cost of revenues
Soft dollar and commission recapture	51,311	-	-	-	51,311
Broker-dealer rebates	-	67,150	-	-	67,150
Brokerage, clearing and exchange fees	35,352	21,758	(5,627)	-	51,483
Total cost of revenues	86,663	88,908	(5,627)	-	169,944

Gross margin	88,050	31,757	-	376	120,183

Direct Expenses
Compensation and benefits	43,598	5,649	-	9,293	58,540
Communications and equipment	13,268	1,100	-	354	14,722
Depreciation and amoritization	9,485	2,832	-	388	12,705
Occupancy	5,699	193	-	2,780	8,672
Professional fees	5,761	959	-	2,136	8,856
Marketing and business development	2,389	460	-	(263)	2,586
Other	578	(114)	-	918	1,382
Technology service company charges	(4,525)	4,525	-	-	-
Corporate overhead charges	10,653	4,577	-	(15,230)	-
Total direct expenses	86,906	20,181	-	376	107,463

Investments	-	-	-	(11,006)	(11,006)

Total expenses	173,569	109,089	(5,627)	(10,630)	266,401

Net income before income taxes	$ 1,144	$ 11,576	$ -	$ 11,006	$ 23,726

	See also table titled "Statements of Operations - Segments" on our website at www.investor.instinetgroup.com under
	the heading "Investor Relations" for historical data.

Instinet Group Incorporated
Consolidated Statement of Operations - Year Ended December 31, 2004
(In thousands)
(Unaudited)
	Year Ended December 31, 2004
	Instinet	INET	Eliminations	Corporate	Total
Revenue
Transaction fees	$ 738,110	$ 455,068	$ (20,373)	$ -	$ 1,172,805

Interest income, net	12,001	1,572	-	376	13,949
Total revenue, net	750,111	456,640	(20,373)	376	1,186,754

Cost of revenues
Soft dollar and commission recapture	214,558	-	-	-	214,558
Broker-dealer rebates	-	257,544	-	-	257,544
Brokerage, clearing and exchange fees	157,559	84,697	(20,373)	-	221,883
Total cost of revenues	372,117	342,241	(20,373)	-	693,985

Gross margin	377,994	114,399	-	376	492,769

Direct Expenses
Compensation and benefits	175,322	16,119	-	28,936	220,377
Communications and equipment	61,714	8,362	-	2,132	72,208
Depreciation and amoritization	44,782	10,344	-	1,383	56,509
Occupancy	27,508	1,649	-	7,252	36,409
Professional fees	18,917	2,222	-	8,312	29,451
Marketing and business development	11,550	2,734	-	448	14,732
Other	9,887	(1,454)	-	3,740	12,173
Technology service company charges	(24,908)	24,908	-	-	-
Corporate overhead charges	36,307	15,520	-	(51,827)	-
Total direct expenses	361,079	80,404	-	376	441,859

Contractual settlement	-	-	-	(7,250)	(7,250)
Investments	-	-	-	(19,711)	(19,711)
Insurance recovery	-	-	-	(5,116)	(5,116)

Total expenses	733,196	422,645	(20,373)	(31,701)	1,103,767

Net income before income taxes	$ 16,915	$ 33,995	$ -	$ 32,077	$ 82,987

	See also table titled "Statements of Operations - Segments" on our website at www.investor.instinetgroup.com under
	the heading "Investor Relations" for historical data.

Instinet Group Incorporated
Statements of Operations - Instinet, the Unconflicted Institutional Broker
(In thousands)
(Unaudited)
	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
	2004	2004	2003	2004	2003
Revenue
Transaction fee	$ 168,884	$ 162,469	$ 195,005	$ 712,260	$ 717,838
Clearing revenue	2,748	5,981	8,272	25,850	27,166
Total transaction fees	171,632	168,450	203,277	738,110	745,004

Interest income, net	3,081	2,776	3,095	12,001	15,227
Total revenues, net	174,713	171,226	206,372	750,111	760,231

Cost of Revenues
Soft dollar and commission recapture	51,311	50,044	58,817	214,558	212,373
Brokerage, clearing and exchange fees	35,352	34,147	45,476	157,559	165,915
Total cost of revenues	86,663	84,191	104,293	372,117	378,288

Gross margin	88,050	87,035	102,079	377,994	381,943

Direct Expenses
Compensation and benefits	43,598	38,936	42,092	175,322	168,301
Communications and equipment	13,268	16,958	14,678	61,714	87,724
Depreciation and amortization	9,485	10,051	13,347	44,782	55,766
Occupancy	5,699	5,741	6,360	27,508	27,566
Professional fees	5,761	5,215	5,410	18,917	16,978
Marketing and business development	2,389	3,304	6,973	11,550	11,772
Other	578	4,105	3,755	9,887	12,266
Technology service company charges	(4,525)	(5,573)	(7,973)	(24,908)	(33,131)
Corporate overhead charges	10,653	7,122	10,672	36,307	65,098
Total direct expenses	86,906	85,859	95,314	361,079	412,340

Total expenses	173,569	170,050	199,607	733,196	790,628

Net income (loss) before income taxes	$ 1,144	$ 1,176	$ 6,765	$ 16,915	$ (30,397)

Instinet Group Incorporated
Statements of Operations - INET, the Electronic Marketplace
(In thousands)
(Unaudited)
	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
	2004	2004	2003	2004	2003
Revenue
Transaction fees	$ 120,153	$ 104,057	$ 101,668	$ 455,068	$ 411,289

Interest income, net	512	402	521	1,572	864
Total revenues, net	120,665	104,459	102,189	456,640	412,153

Cost of Revenues
Broker-dealer rebates	67,150	59,859	54,507	257,544	217,109
Brokerage, clearing and exchange fees	21,758	21,904	17,036	84,697	51,626
Total cost of revenues	88,908	81,763	71,543	342,241	268,735

Gross margin	31,757	22,696	30,646	114,399	143,418

Direct Expenses
Compensation and benefits	5,649	3,590	4,660	16,119	16,583
Communications and equipment	1,100	1,418	5,349	8,362	16,832
Depreciation and amortization	2,832	2,518	4,027	10,344	25,583
Occupancy	193	503	1,819	1,649	6,065
Professional fees	959	383	899	2,222	2,205
Marketing and business development	460	206	226	2,734	350
Other	(114)	(715)	(2,854)	(1,454)	3,891
Technology service company charges	4,525	5,573	7,973	24,908	33,131
Corporate overhead charges	4,577	4,114	3,572	15,520	24,723
Total direct expenses	20,181	17,590	25,671	80,404	129,363

Total expenses	109,089	99,353	97,214	422,645	398,098

Net income before income taxes	$ 11,576	$ 5,106	$ 4,975	$ 33,995	$ 14,055

Instinet Group Incorporated
Statements of Operations - Corporate
(In thousands)
(Unaudited)
	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
	2004	2004	2003	2004	2003

Interest income, net	$ 376	$ -	$ -	$ 376	$ -

Direct Expenses
Compensation and benefits	9,293	3,934	4,327	28,936	42,378
Communications and equipment	354	518	863	2,132	3,588
Depreciation and amortization	388	343	1,126	1,383	7,167
Occupancy	2,780	2,926	3,943	7,252	20,691
Professional fees	2,136	1,808	2,302	8,312	8,733
Marketing and business development	(263)	12	284	448	4,580
Other	918	1,695	1,399	3,740	2,684
Technology service company charges	-	-	-	-	-
Corporate overhead charges	(15,230)	(11,236)	(14,244)	(51,827)	(89,821)
Total direct expenses	376	-	-	376	-

Net income before income taxes	$ -	$ -	$ -	$ -	$ -

Instinet Group Incorporated
Reconciliation of Pro Forma Operating Results for 4Q04
(In thousands, except per share amounts)
(Unaudited)

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below.

Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, contractual settlements, fixed asset write-offs, goodwill and intangible assets impairment, insurance recoveries, and the related tax effects of those items. The following schedule reconciles our pro forma net income (loss) to our GAAP financial results:

	Three Months Ended			Year Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
	2004	2004	2003	2004	2003

Total revenues, net, as reported	$ 290,127	$ 270,719	$ 304,176	$ 1,186,754	$ 1,156,401

Total expenses, as reported	266,401	260,406	360,841	1,103,767	1,252,663
Severance included in compensation and benefits	(7,190)	-	-	(10,878)	(17,686)
Real estate abandonment costs in occupancy	-	-	-	-	(2,333)
Restructuring	-	-	(59,497)	-	(59,497)
Goodwill and intangible assets impairment	-	-	(21,668)	-	(21,668)
Net fixed asset write-off in depreciation and amortization	(1,168)	-	-	(3,186)	-
Contractual settlement	-	-	-	7,250	-
Investments	11,006	4,031	10,268	19,711	(9,236)
Insurance recovery	-	-	2,492	5,116	10,481
Pro forma operating expenses	269,049	264,437	292,436	1,121,780	1,152,724
					-
Pro forma income before income taxes	21,078	6,282	11,740	64,974	3,677

Income tax provision (benefit), as reported	4,987	2,656	(18,331)	29,335	(22,454)
Tax effect of pro forma adjustments	1,281	-	25,426	(4,522)	26,747
Pro forma provision for income taxes	6,268	2,656	7,095	24,813	4,293

Net income (loss), as reported	18,739	7,657	(38,334)	53,652	(73,808)
Net effect of pro forma adjustments	(3,929)	(4,031)	42,979	(13,491)	73,192
Pro forma net income (loss)	$ 14,810	$ 3,626	$ 4,645	$ 40,161	$ (616)

Earnings (loss) per share - basic, as reported	$ 0.06	$ 0.02	$ (0.12)	$ 0.16	$ (0.22)
Net effect of pro forma adjustments	(0.02)	(0.01)	0.13	(0.04)	0.22
Pro forma earnings (loss) per share - basic	$ 0.04	$ 0.01	$ 0.01	$ 0.12	$ 0.00

Earnings (loss) per share - diluted, as reported	$ 0.06	$ 0.02	$ (0.12)	$ 0.16	$ (0.22)
Net effect of pro forma adjustments	(0.02)	(0.01)	0.13	(0.04)	0.22
Pro forma earnings (loss) per share - diluted	$ 0.04	$ 0.01	$ 0.01	$ 0.12	$ 0.00

Weighted average shares outstanding - basic	334,102	333,575	330,937	332,810	330,859
Weighted average shares outstanding - diluted	336,370	335,474	330,937	335,267	330,859